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                                                    EXHIBIT NO. 1



              AGREEMENT AND PLAN OF REORGANIZATION


          AGREEMENT AND PLAN OF REORGANIZATION, made as of this 22nd day of September, 1995, by and between DFA Investment Dimensions Group Inc. ("DFAIDG"), a corporation organized under the laws of the State of Maryland, with its principal place of business at 1299 Ocean Avenue, Santa Monica, California and Dimensions Emerging Markets Fund Inc. ("DEM"), a corporation organized under the laws of the State of Maryland with its principal place of business at 1299 Ocean Avenue, Santa Monica, California.


                     PLAN OF REORGANIZATION

          The reorganization (hereinafter referred to as the "Plan of Reorganization") will consist of (i) the acquisition by the Emerging Markets Portfolio ("EMP") of DFAIDG of substantially all of the property and assets of DEM in exchange solely for shares of common stock of EMP par value, (ii) the distribution of such shares to the shareholders of DEM according to their respective interests, and (iii) the dissolution of DEM as soon as practicable and not later than one year after the closing (as defined in Section 3, hereinafter called the "Closing"), all upon and subject to the terms and conditions of this Agreement hereinafter set forth.


                            AGREEMENT

          In order to consummate the Plan of Reorganization and in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

     1.   SALE AND TRANSFER OF ASSETS, LIQUIDATION AND
          DISSOLUTION OF DEM

          (a) Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties of DFAIDG herein contained, and in consideration of the delivery by DFAIDG of the number of EMP shares of hereinafter provided, DEM agrees that it will convey, transfer and deliver to DFAIDG for the account of EMP at the Closing substantially all of the then existing property and assets of DEM, as set forth on
Schedule 1 hereto, free and clear of all liens, encumbrances, and claims whatsoever except for cash, bank deposits, and cash equivalents in an estimated amount necessary (1) to pay its costs and expenses of carrying out this Agreement (including, but not


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limited to, fees of counsel and accountants, and expenses of its liquidation and dissolution contemplated hereunder), which costs and expenses shall be established on the books of DEM as liability reserves, (2) to discharge its unpaid liabilities of DEM on its books at the closing date (as defined in Section 3, hereinafter called the "Closing Date"), including, but not limited to, its income dividends and capital gains distributions, if any, payable for any period prior to, and through, the Closing Date, and (3) to pay such contingent liabilities of DEM as the board of directors shall reasonably determine to exist, if any, at the Closing Date, for which appropriate liability reserves shall be established on the books of DEM. DEM shall also retain any and all rights which it may have over and against any person which may have accrued up to and including the close of business on the Closing Date.

          (b) Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties of the DEM herein contained, and in consideration of such sale, conveyance, transfer, and delivery, DFAIDG agrees at the Closing to issue and deliver to DEM the number of shares of common stock of EMP ($.01 par value) determined by dividing the aggregate assets of DEM transferred on the Closing Date by the net asset value per share of EMP as of the close of business on the Closing Date; such values to be determined in the manner as set forth in
Section 2 hereof.

          (c) Immediately following the Closing DEM shall distribute pro rata to its shareholders of record as of the close of business on the Closing Date the shares of EMP received by the DEM pursuant to this Section 1. Such distribution shall be accomplished by the establishment of share accounts on the records of DFAIDG of the type and in the amounts due such shareholders, based on their respective holdings as of the close of business on the Closing Date. Fractional shares of EMP shall be carried to the third decimal place. The shares of stock of EMP delivered hereunder to DEM and thence to the shareholders of DEM will not be registered under the Securities Act of 1933, and shall be issued in reliance upon the exemption from registration set forth in section 4(2) under said Act and shall not be registered under the Georgia Securities Act of 1933, in reliance on the exemptions set forth in paragraphs (7) and (12) of section 10-5-9 of said Georgia Act. Said shares shall not be sold, transferred or assigned by the shareholder of DEM in absence of registration of such shares under the Securities Act of 1933 and under any other applicable law providing for the registration of securities, except in a transaction which, in the opinion of counsel acceptable to DFAIDG, is exempt from the registration requirements of applicable law. and the unissued share accounts established pursuant to this Agreement, and any certificates for shares issued in respect thereof shall be subject to, and shall bear a restrictive legend to the foregoing effect.


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     2.   VALUATION

          The value of the assets to be acquired by DFAIDG and the net asset value per share of EMP hereunder shall be computed as of the close of the New York Stock Exchange on the Closing
Date using the valuation procedures set forth in DFAIDG's currently effective prospectus.

     3.   CLOSING AND CLOSING DATE

          The Closing Date shall be December 1, 1995, or such later date as the parties may mutually agree. The Closing shall take place at the principal office of DFAIDG at 10:00 a.m. Pacific Coast Time. DEM shall have provided for delivery as of the Closing of the assets to be transferred to DFAIDG's Custodian, Chase Manhattan Bank, N.A., 4 Metrotech Center, Brooklyn, New York. Also, DEM shall deliver at the Closing a list of names and addresses of the shareholders of record of the DEM and the number of shares of common stock of DEM owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, all as of the close of business on the Closing Date, certified by its Transfer Agent, or by a duly authorized officer of DEM to the best of their knowledge and belief. DFAIDG shall instruct its Transfer Agent to create an unissued share account for the shares of common stock of EMP to be delivered to DEM with instruction to transfer such shares to an account or accounts registered in the names of such shareholders of DEM as DEM shall request in writing. The accounts so registered and any certificates of EMP issued in respect thereof shall be subject to the restriction on transfer as provided.

     4.   REPRESENTATIONS AND WARRANTIES BY THE DEM

          DEM represents and warrants to DFAIDG that:

          (a) DEM is a corporation duly organized under the laws of the State of Maryland, and is validly existing and in good standing under the laws of that state. DEM is a diversified closed-end investment company duly registered under the Investment Company Act of 1940, as amended, as an open-end, management investment company and all its outstanding shares have been sold to, and are currently held by, a shareholder which is an "accredited investor" as provided in reg. section 230.501(a) under the 1933 Act.

          (b) Each outstanding share of DEM was duly and validly issued and is fully paid, non-assessable, and has full voting rights.

          (c)  The financial statements appearing in DEM's Annual
Report to Shareholders for the fiscal year ended November 30,


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1994, audited by Coopers & Lybrand, L.L.P., and the unaudited financial statements OF DEM as of subsequent dates, copies of which have been delivered to DFAIDG, fairly present the financial position of DEM as of the respective dates indicated, in conformity with generally accepted accounting principles applied on a consistent basis.

          (d) The books and records of DEM made available to DFAIDG are true and correct and contain no material omissions with respect to the business and operations of DEM.

          (e) The assets transferred by DEM to DFAIDG hereunder are not subject to any lien, charge or encumbrance.

     5.   REPRESENTATIONS AND WARRANTIES BY DFAIDG

          DFAIDG represents and warrants to DEM that:

          (a) DFAIDG is a corporation under the laws of the State of Maryland, and is validly existing and in good standing under the laws of that state. DFAIDG, of which the EMP is a diversified separate series of shares, is duly registered under the Investment Company Act of 1940, as amended, as an open-end, management investment company and all its shares sold have been sold pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, except for those shares sold pursuant to section 4(2) of the 1933 Act to its investment advisor and (ii) as otherwise provided herein.

          (b) DFAIDG is authorized to issue 100,000,000 shares of common stock, par value $.01 per share of EMP. Each outstanding share is fully paid, non-assessable, and has full voting rights. The shares of common stock of EMP issued pursuant to this Agreement will be validly issued, fully paid, non-assessable, outstanding shares of common stock of EMP.

          (c) The financial statements appearing in DFAIDG's Annual Report to Shareholders for the fiscal year ended November 30, 1994, audited by Coopers & Lybrand L.L.P. and the financial statements of DFAIDG of subsequent dates, copies of which have been delivered to DEM, fairly present the financial position of EMP as of the respective dates indicated and the results of its operations for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis.

     6.   REPRESENTATIONS AND WARRANTIES BY DFAIDG AND DEM

          DFAIDG and DEM each represents and warrants to the other that:

          (a) The statement of assets and liabilities to be furnished by it as of the close of business on the Closing Date


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for the purpose of determining the number of shares of common stock of EMP to be issued hereunder will be true and correct as of such date and prepared in conformity with generally accepted accounting principles applied on a consistent basis.

          (b) At the Closing, it will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in paragraph (a) above, free and clear of all liens or encumbrances of any nature whatever except such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.

          (c) Except as disclosed in writing to the other party by this agreement, there is no material suit, or legal or administrative proceeding pending or threatened against it.

          (d) There are no known actual or proposed deficiency assessments with respect to any taxes payable by it.

          (e) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of its board of directors and this Agreement constitutes its valid and binding obligation enforceable in accordance with its terms, subject to approval by a majority of the outstanding common stock of DEM.

          (f) It anticipates that consummation of this Agreement will not cause it to fail to conform to the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended
(the "Code"), for Federal income taxation as a regulated investment company at the end of its fiscal year.

     7.   COVENANTS OF DEM AND DFAIDG

          (a) DEM and DFAIDG each covenant to operate their respective businesses as presently conducted between the date hereof and the Closing.

          (b) DEM undertakes that it will not acquire the EMP shares for the purpose of making distributions thereof other than to DEM's shareholders.

          (c) DEM and DFAIDG each agree that by the Closing, all of its Federal and other tax returns and reports required by law to be filed on or before such date shall have been filed and all Federal and other taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such taxes.

          (d) DEM at the Closing will provide DFAIDG with a copy of the shareholder ledger accounts for all the shareholders of


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record of DEM as of the close of business on the Closing Date, who are to become shareholders of EMP as a result of the transfer of assets which is the subject of this Agreement, certified by its Transfer Agent or duly authorized officer to the best of their knowledge and belief.

          (e) DEM agrees to present this agreement and the transactions contemplated herein for approval by its stockholder without soliciting any proxy, consent or authorization.

          (f) DFAIDG shall provide DEM, its representatives and stockholders, and DEM will provide its stockholders, with such information and assistance regarding this Agreement, and the transaction contemplated herein, as may be necessary or desirable to assist such stockholders to make an informed decision regarding whether or not to approve this Agreement.

          (g) DEM agrees to liquidate any remaining assets and dissolve as soon after the Closing Date as practicable, but not more than one year thereafter.

          (h)  DEM and EMP shall pay dividends of any
undistributed net investment income and net capital gains for the period through the Closing Date immediately prior to such Date.

     8.   CONDITIONS PRECEDENT TO BE FULFILLED BY DEM AND DFAIDG

          The obligations of DEM and DFAIDG to effectuate this Agreement shall be subject to the following conditions:

          (a) That (1) all the representations and warranties of the other party contained herein shall be true and correct as of the Closing with the same effect as though made as of and at such date; (2) the other party shall have performed all obligations required by this Agreement to be performed by it prior to the Closing.

          (b) That the Securities and Exchange Commission shall not have issued an unfavorable management report under Section 25(b) of the Investment Company Act of 1940, as amended, nor instituted nor threatened to institute any proceeding seeking to enjoin consummation of the Plan of Reorganization under Section 25(c) of the Investment Company Act of 1940, as amended, and no other legal, administrative or other proceeding shall be instituted or threatened which would materially affect the financial condition of either party or would prohibit the transactions contemplated hereby.

          (c) That the adoption of this Agreement and the Plan of Reorganization contemplated hereby shall have been duly and validly approved by the stockholders of DEM, as provided herein.


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          (d)  That each party shall have declared a distribution
or distributions prior to the Closing Date which, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary income and all of its capital gain net income, if any, for the period from the close of its last fiscal year to the close of business on the Closing
Date, and (ii) any undistributed ordinary income and capital gain net income from any prior period. Capital gain net income has the meaning given such term by Section 1222(9) of the Code.

          (e) That prior to or at the Closing, DFAIDG shall receive either a private letter ruling from the U.S. Internal Revenue Service or, in the alternative, an opinion from Messrs. Stradley, Ronon, Stevens & Young, to the effect that provided the acquisition contemplated hereby is carried out in accordance with this Agreement and the applicable provisions of the Maryland General Corporation Law: No gain or loss will be recognized by EMP upon the receipt of substantially all of the assets of DEM in exchange solely for the EMP shares of DFAIDG (Section 1032(a)).

          In giving the opinion set forth above, counsel may state that they are relying on certificates of the officers of DEM and DFAIDG with regard to certain facts and circumstances of, and the intentions of the parties to, the Reorganization.

     9.   BROKERAGE FEES AND EXPENSES

          (a) DEM and DFAIDG each represents and warrants to the other that there are no broker or finders fees payable by it in connection with the transactions provided for herein.

          (b) The expenses of each party of entering into and carrying out the provisions of this Agreement shall be borne by such party.

     10.  TERMINATION; WAIVER; ORDER

          (a) Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Plan of Reorganization abandoned at any time (whether before or after adoption thereof by the shareholders of DEM) prior to the Closing by either party by majority vote of its board of directors.

          (b) If any order or orders of the U.S. Securities and Exchange Commission with respect to this Agreement shall be issued prior to the Closing and shall impose any terms or conditions which are determined by action of the boards of directors of DFAIDG and of DEM to be acceptable, such terms and conditions shall be binding as if contained herein without further vote or approval of the shareholders of DEM, unless such terms and conditions shall result in a change in the method of


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computing the number of shares of EMP to be issued hereunder in which event, unless such terms and conditions shall are approved by the stockholders of DEM in the same manner provided for approval of this Agreement.

     11.  ENTIRE AGREEMENT AND AMENDMENTS

          This Agreement embodies the entire Agreement between the parties and there are no agreements, understandings, restrictions, or warranties between the parties other than those set forth herein or herein provided for. This Agreement may be amended only by mutual consent of the parties in writing. Neither this Agreement nor any interest herein may be assigned without the prior written consent of the other party.

     12.  COUNTERPARTS

          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.

     13.  NOTICES

          Any notice, report, or demand required or permitted by any provision of this Agreement shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to DFAIDG or DEM as the case may be at 1299 Ocean Avenue, Santa Monica, California 90401, Attention:
Irene R. Diamant.

     14.  GOVERNING LAW

          This Agreement shall be governed by and carried out in accordance with the laws of the State of Maryland.


          IN WITNESS WHEREOF, DFAIDG and DEM have each caused this Agreement and Plan of Reorganization to be executed on its


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behalf by its duly authorized officers, all as of the day and year first above written.

                              DFA INVESTMENT DIMENSIONS GROUP
                              INC.

Attest:

    Marti Wiles               By:    Irene R. Diamant
------------------------         ----------------------------
   Assisant Secretary                   Vice-President


                              DIMENSIONAL EMERGING MARKETS FUND
                              INC.
Attest:

    Irene R. Diamant          By:     David G. Booth
------------------------         -----------------------------
     Secretary                          President


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